Exhibit 99.1

Nogin Reports Second Quarter 2023 Financial and Operational Results

New Services Business Customers Expected to Drive Revenue Growth and Adjusted EBITDA

Management Implementing Business Portfolio Optimization and Margin Enhancement Initiatives

TUSTIN, California – August 14, 2023 – Nogin, Inc. (Nasdaq: NOGN, NOGNW) (“Nogin” or the “Company”), a leading provider of innovative Commerce-as-a-Service (“CaaS”), today reported its financial and operational results for the second quarter ended June 30, 2023.

Management Commentary

“Our second quarter 2023 results reflect actions taken by our executive management team to build a stronger and more profitable business,” stated Nogin President and CEO Jonathan Huberman. “Upon assuming the CEO position, I saw an excellent franchise and exciting opportunities within both B2C and B2B e-commerce at Nogin. We have built a solid team that has worked with urgency to implement change to enhance our financial model. Lower sales and higher Adjusted EBITDA in our second quarter reflect eliminations and changes to certain business lines and relationships that we had identified as chronic underperformers. We are currently on pace to exceed our original cost reduction targets for this year and beyond, and we anticipate an inflection to Adjusted EBITDA profitability by the end of this year.”

“As we look ahead, we are encouraged by our progress both in our corporate development and financial footprint. Since the beginning of the year, we have booked new business with over a dozen new customers, which we project will generate in excess of $27 million in revenue in aggregate during the first year of each of those new customers coming online. While certain of these customers have started to come online in the second half of 2023, we anticipate the remaining impact of this new business will be reflected in our 2024 results. This new business compares favorably to the less than $3M in revenue that we expect to recognize in 2023 from the new business we generated with new customers in the full year of 2022. We have opened an exciting new channel to market with RSM, a leading global mid-market consulting firm, working with them as a close partner in driving digital commerce solutions within the mid-market. We believe this partnership has the potential to accelerate top-line growth at Nogin for many years to come.”

“Early signs indicate that our actions to enhance the value of this business franchise are either meeting or exceeding management’s expectations, and we continue to pursue multiple ways to optimize the business model from top to bottom. We have a strong new business pipeline both from our internal leads and from partners, we are diversifying the customer mix and industry mix, and management is making decisions that we expect will strengthen our business and enable us to sustainably generate cash and profits for our shareholders,” concluded Mr. Huberman.

Second Quarter 2023 Financial Results

Results compare the three months ended June 30, 2023 to the three months ended June 30, 2022.

•

Net revenue decreased 37.4% to $12.7 million in the second quarter of 2023 compared to $20.4 million in the second quarter of 2022. The decrease in net revenue was primarily due to planned changes to the business that were implemented to enable the company to realize higher margins by eliminating certain low or negative-margin relationships.

•

Operating loss increased to $10.4 million in the second quarter of 2023 compared to an operating loss of $5.8 million in the second quarter of 2022. The increase in operating loss was driven by decreased revenue of $7.6 million and a non-recurring $2.2 million legal expense incurred in the second quarter and included in general and administrative expenses.

•

Net loss increased 7.3% to $11.8 million from $11.0 million in the second quarter of 2022. The increase in net loss was primarily due to a year-over-year decline of $7.6 million, offset by the improvement in operating expenses of $3.0 million and changes in fair value of $4.0 million.

•

Adjusted EBITDA loss improved by $1.8 million to a loss of $7.5 million in the second quarter of 2023 compared to an Adjusted EBITDA loss of $9.3 million in the second quarter of 2022. The improvement in Adjusted EBITDA was driven in part by our cost optimization initiatives and commercial decisions previously mentioned. During the quarter, we recorded legal expenses in the amount of $2.2 million, against which we incurred cash expense of $200 thousand during the second quarter. We do not intend to make any cash payments in this respect for the remainder of 2023 related to this accrual, and the remainder of the payments are to be made over the majority of 2024.

First Half 2023 Corporate Highlights

•

Booked new business with over a dozen new customers, which we project will generate in excess of $27 million in revenue in aggregate during the first year of each of those new customers coming online. We believe this new business will have a superior margin profile as compared to our current overall business given its concentration on our technology and services offerings, and a smaller component of fulfillment revenue as compared to those aforementioned elements.

•	Reduced customer concentration and increased diversification to new end markets (including food, consumer electronics and sporting goods, among others).

•	Experienced a win rate of 80% on new proposals for CaaS service business.

•

Deployed state-of-the art technology that enables increased precision in understanding consumer segments for targeting and retention purposes, as well as tools that will help our clients improve their inventory management efforts to drive higher in-stock rates where demand is proven.

2023 and 2024 Financial Outlook

The Company is providing the following financial outlook for full year 2023 and 2024:

•	2023 net revenue between $50 and $55 million due to the decision to exit low margin relationships.

•	2023 general and administrative expense reductions in the range of $20-$25 million.

•	2024 net revenue expected to increase 40% compared to 2023 net revenue.

•	2024 Adjusted EBITDA margin expected to be in the 10%-15% range.

We believe the impact of the Company’s cost and performance improvement program for the full year 2023 will be greater than the initial range provided on May 15, 2023, which was between $15 million and $20 million in savings. Since the initiation of our program, we have continued to identify technology driven savings opportunities, including some that will be a function of recently implemented and in-process A.I. (Artificial Intelligence) technology deployment and development.

Conference Call

Nogin’s management team will hold a conference call today, August 14, 2023, at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results.

Nogin management will host the call, followed by a question-and-answer period.

Registration Link: Click here to register.

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact CoreIR at 516-222-2560.

The conference call will be broadcast live and available for replay via the Investor Relations section of Nogin’s website or by clicking here.

About Nogin

Nogin (Nasdaq: NOGN, NOGNW), the Intelligent Commerce company, provides leading enterprise-class ecommerce technology and services for brand leaders that need to deliver superior growth with predictable costs and an exceptional online experience. The Nogin Intelligent Commerce technology is a cloud-based ecommerce environment purpose-built for brands selling direct-to-consumer (D2C) and through online channel partners. Nogin frees its customers to focus on their brands while running as much or as little of the infrastructure as they choose. Founded in 2010, Nogin optimizes the entire ecommerce lifecycle for D2C brands, such as bebe, Brookstone, Hurley, and Kenneth Cole, often achieving growth and improvements in profitability in the first year. To learn more, visit www.nogin.com or follow us on LinkedIn and on Twitter at @Nogincommerce.

Non-GAAP Financial Measures

We prepare and present our consolidated financial statements in accordance with U.S. GAAP. However, management believes that Adjusted EBITDA and Adjusted EBITDA margin, non-GAAP financial measures, provide investors with additional useful information in evaluating our performance, as these measures are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP measures are not intended to be a substitute for any U.S. GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

We calculate and define Adjusted EBITDA as net loss, adjusted to exclude: (1) interest expense, (2) income tax expense, (3) depreciation and amortization, (4) severance pay, (5) stock-based compensation, (6) facility consolidation expenses, and (7) restructuring cost.

We calculate and define Adjusted EBITDA margin as Adjusted EBITDA divided by Net Revenue.

Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are not required by or presented in accordance with U.S. GAAP. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken together with our financial results presented in accordance with U.S. GAAP, provide meaningful supplemental information regarding our operating performance and facilitate internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations, or outlook. In particular, we believe that the use of Adjusted EBITDA and Adjusted EBITDA margin is helpful to our investors as they are measures used by management in assessing the health of our business and evaluating our operating performance, as well as for internal planning and forecasting purposes.

Adjusted EBITDA and Adjusted EBITDA margin are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not reflect tax payments that may represent a reduction in cash available to us and (4) it does not include certain non-recurring cash expenses that we do not believe are representative of our business on a steady-state basis. Some of the limitations of Adjusted EBITDA margin include that there may exist differences between cash and non-cash operating performance measures and views of business performance. Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA or Adjusted EBITDA margin in the same manner, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial measures, including our net loss and other results stated in accordance with U.S. GAAP.

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, we have not reconciled the forward-looking Adjusted EBITDA or Adjusted EBITDA margin guidance included above to the most directly comparable GAAP measures because the comparable GAAP measures are not accessible on a forward-looking basis and the Company is unable to provide such reconciliations, without unreasonable effort, due to the inherent difficulty in predicting, with reasonable certainty, the future impact of items that are outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Cautionary Statements Concerning Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the development and adoption of the Company’s platform, revenue anticipated to be generated from new business and cost-reduction and performance improvement measures. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “would,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking information includes, but is not limited to, statements regarding: the Company’s platforms and offerings on such platforms, performance, and operations, and the related benefits to stockholders, and the Company’s strategy. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the Company’s ability to implement business plans and cost reduction measures, the Company’s ability to realize the anticipated revenue and other benefits associated with new business and changes and developments in the industry in which the Company competes. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law, including the securities laws of the United States and the rules and regulations of the SEC. The Company does not give any assurance that it will achieve its expectations.

Contacts:

Nogin Investor and Media Relations Contact:

Peter Seltzberg

CoreIR

516-222-2560

investor@nogin.com

Consolidated Balance Sheets

(in thousands, except share and per share data)

(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$3,143	$15,385
Accounts receivable, net	1,908	1,578
Inventory	13,146	15,726
Prepaid expenses and other current assets	1,977	2,539

Total current assets	20,174	35,228

Property and equipment, net	1,895	1,595
Right-of-use asset, net (Note 19)	16,272	17,391
Goodwill	6,748	6,748
Intangible assets, net	5,384	5,493
Investment in unconsolidated affiliates	6,466	7,404
Other non-current asset	972	1,074

Total assets	$57,911	$74,933

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$13,936	$19,605
Due to clients	3,609	10,891
Related party payables	869	1,033
Loans (Note 7)	3,155	—
Accrued expenses and other liabilities (Note 6)	16,281	17,826
Lease liabilities, current portion (Note 19)	4,512	4,367

Total current liabilities	42,362	53,722

Long-term note payable, net	329	—
Convertible notes (Note 7)	59,134	60,852
Deferred tax liabilities	407	394
Lease liabilities, net of current portion (Note 19)	13,637	15,223
Other long-term liabilities (Note 6)	23,472	17,766

Total liabilities	139,341	147,957

STOCKHOLDERS’ DEFICIT
Common stock, $0.0001 par value, 500,000,000 shares authorized; 11,092,559 and 3,334,714 shares issued and outstanding as of June 30, 2023 and December 31, 2022	1	—
Additional paid-in capital	22,596	9,270
Accumulated deficit	(104,027)	(82,294)

Total stockholders’ deficit	(81,430)	(73,024)

Total liabilities and stockholders’ deficit	$57,911	$74,933

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30.		Six Months Ended June 30,
	2023	2022	2023	2022
Net service revenue	$7,543	$9,254	$16,461	$17,787
Net product revenue	4,739	7,834	11,284	20,756
Net revenue from related parties	460	3,262	1,674	7,005

Total net revenue	12,742	20,350	29,419	45,548
Operating costs and expenses:
Cost of services (1)	3,277	5,757	8,807	11,192
Cost of product revenue (1)	1,972	5,156	5,913	15,407
Sales and marketing	715	620	1,417	1,186
Research and development	1,163	1,250	2,126	2,827
General and administrative	15,814	13,140	33,139	30,362
Depreciation and amortization	235	219	437	420

Total operating costs and expenses	23,176	26,142	51,839	61,394

Operating loss	(10,434)	(5,792)	(22,420)	(15,846)
Interest expense	(2,777)	(1,464)	(4,791)	(2,117)
Change in fair value of promissory notes	(259)	(2,566)	(418)	(2,566)
Change in fair value of derivative instruments	3,462	—	4,309	—
Change in fair value of unconsolidated affiliates	(293)	(949)	(938)	(1,982)
Change in fair value of convertible notes	(1,296)	—	3,295	—
Debt extinguishment gain	63	—	63	—
Other (loss) income, net	(259)	(292)	(818)	1,661

Loss before income taxes	(11,793)	(11,063)	(21,718)	(20,850)
(Benefit) Provision for income taxes	39	(93)	13	65

Net loss	$(11,832)	$(10,970)	$(21,732)	$(20,915)

Net loss per common share — basic and diluted	$(1.13)	$(5.54)	$(3.13)	$(10.56)
Weighted average shares outstanding — basic and diluted	10,506,521	1,981,097	6,940,429	1,981,097

(1)	Exclusive of depreciation and amortization shown separately.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,732)	$(20,915)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	437	420
Amortization of debt issuance costs and discounts	722	802
Debt issuance costs expensed under fair value option	554	—
Stock-based compensation	370	83
Deferred income taxes	13	65
Change in fair value of unconsolidated affiliates	938	1,982
Change in fair value of warrant liability	(3,739)	509
Change in fair value of promissory notes	878	2,566
Change in fair value of convertible notes	(3,295)	—
Change in fair value of derivatives	(847)	—
Settlement of deferred revenue	—	(1,611)
Gain on extinguishment of accounts payable liabilities	(63)	—
(Gain) loss on disposal of asset	(1)	82
Changes in operating assets and liabilities:
Accounts receivable	(331)	(546)
Related party receivables	—	(880)
Inventory	2,580	6,392
Prepaid expenses and other current assets	2,469	(2,306)
Other non-current assets	85	—
Accounts payable	(3,673)	(12)
Due to clients	(7,280)	(555)
Related party payables	(164)	1,870
Lease assets and liabilities	(323)	—
Accrued expenses and other liabilities	2,187	(1,139)

Net cash used in operating activities	(30,215)	(13,193)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(613)	(226)
Proceeds from sale of property and equipment	4	—

Net cash used in investing activities	(609)	(226)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of April 2023 Offering	22,000	—
Payment of issuance costs for April 2023 Offering	(1,291)	—
Proceeds from short-term loan	3,275	—
Payment of short-term loan	(1,743)	—
Proceeds from promissory notes	—	5,000
Proceeds from promissory notes – related parties	—	1,975
Payment of promissory notes	(3,478)	—
Payment of promissory notes – related parties	(106)	—
Payment of debt issuance costs	(75)	(70)
Proceeds from line of credit	—	86,905
Repayments of line of credit	—	(82,255)

Net cash provided by financing activities	18,582	11,555

NET DECREASE IN CASH AND RESTRICTED CASH	(12,242)	(1,864)
Beginning of period	15,385	4,571

End of period	$3,143	$2,707

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Loss	$(11,832)	$(10,970)	$(21,732)	$(20,915)

Interest expense	2,777	1,464	4,791	2,117
(Benefit) Provision for income taxes	39	(93)	13	65
Depreciation and amortization	235	219	437	420
Severance pay	108	105	1,548	117
Stock based compensation	117	25	370	83
Facility consolidation expenses	864	—	864	—
Restructuring cost	163	—	163	—

Adjusted EBITDA	$(7,528)	$(9,250)	$(13,546)	$(18,113)